Filed pursuant to Rule 424(b)(5)
Registration No. 333-287882

PROSPECTUS SUPPLEMENT

(To Prospectus Dated June 18, 2025)

2,854,607 Shares

Nature’s Sunshine Products, Inc.

Common Stock

$12.00 per share

The selling stockholder named in this prospectus supplement (the “Selling Stockholder”) is selling 2,854,607 shares.

We have agreed with the Selling Stockholder that we may purchase up to $15.0 million of the shares of our common stock that are subject to this offering from the underwriter at the public offering price as part of our previously announced share repurchase program (the “Stock Repurchase”). However, we have not agreed to purchase a minimum amount of shares and may determine to purchase fewer or no shares in this offering. Accordingly, there can be no guarantee that we will purchase any shares in this offering and investors should not rely on such agreement as evidence that this offering is more likely to be successful. We anticipate that the Stock Repurchase, if any, would be funded from cash on-hand and funds drawn from our credit facility.

Our common stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “NATR.” The last reported sale price of our common stock on Nasdaq on June 24, 2025 was $15.10 per share.

Investing in our common stock involves risks. You should review carefully the “Risk Factors” beginning on page S-4 of this prospectus supplement, page 4 of the accompanying prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public Offering Price	$12.00	$34,255,284.00
Underwriting Discount(1)	$0.54	$1,541,487.78
Proceeds to the Selling Stockholder (before expenses)	$11.56	$32,713,796.22

(1)	For additional underwriting compensation information, see “Underwriting.”

The underwriter expects to deliver the shares to purchasers on or about June 27, 2025 through the book-entry facilities of The Depository Trust Company.

Sole Bookrunner

D.A. Davidson & Co.

June 25, 2025

PROSPECTUS SUPPLEMENT

PROSPECTUS

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we and the Selling Stockholder have authorized for use in connection with this offering. Neither we, nor the Selling Stockholder nor the underwriter have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we, nor the Selling Stockholder, nor the underwriter are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Information Incorporated by Reference” and in the sections of the accompanying prospectus entitled “Where You Can Find More Information” and “Information Incorporated by Reference.”

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) on Form S-3. Both this prospectus supplement and the accompanying prospectus include or incorporate by reference important information about us, our common stock and other information you should know before investing. You should read both this prospectus supplement and the accompanying prospectus and the documents incorporated herein and therein by reference before making an investment decision.

We and the Selling Stockholder have not, and the underwriter has not, authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, in the accompanying prospectus or in any free writing prospectus that we have authorized for use in connection with this offering. Neither we nor the Selling Stockholder, nor the underwriter, take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of any offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and in any related free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

This prospectus supplement may add to, update or change the information in the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus supplement or the accompanying prospectus or incorporated in this prospectus supplement or the accompanying prospectus by reference. This summary does not contain all of the information you should consider before buying securities in this offering. You should carefully read this entire prospectus supplement and the accompanying prospectus, including each of the documents incorporated herein or therein by reference, before making an investment decision. Unless the context otherwise requires, the terms “Nature’s Sunshine,” “NATR,” “the Company,” “the Registrant,” “we,” “us,” and “our” refer to Nature’s Sunshine Products, Inc., and its subsidiaries. The terms “Selling Stockholder” and “Fosun USA” refer to Fosun Pharma USA Inc.

The Company

We are a natural health and wellness company primarily engaged in the manufacture and sale of nutritional and personal care products. We are a Utah corporation with our principal place of business in Lehi, Utah, and sell our products directly to customers and to a sales force of independent consultants who resell our products to consumers.

We have four business segments (Asia, Europe, North America and Latin America and Other) based primarily upon the geographic region where each segment operates, as well as the internal organization of our officers and their responsibilities. The geographic segments operate under the Nature’s Sunshine Products and Synergy WorldWide brands. The Latin America and Other segment includes our wholesale business in which we sell products to various locally-managed entities, independent of the Company, to whom we have granted distribution rights for the relevant market.

Our line of over 800 products includes several different product classifications, such as immune, cardiovascular, digestive, personal care, weight management and other general health products. We purchase herbs and other raw materials in bulk, and after quality control testing, we formulate, encapsulate, tablet or concentrate them, label and package them for shipment. Most of our products are manufactured at our facility in Spanish Fork, Utah. Contract manufacturers produce some of our products in accordance with our specifications and standards. We have implemented quality control procedures to verify that our contract manufacturers have complied with our specifications and standards.

We market our products primarily through our network of independent consultants, who market our products to customers through direct selling techniques. We seek to motivate and provide incentives to our independent consultants by offering high quality products and providing independent consultants with product support, training seminars, sales conventions, travel programs and financial incentives.

Our products sold in the United States are shipped directly from our manufacturing and warehouse facilities located in Spanish Fork, Utah, as well as from our regional warehouses located in Georgia, Ohio and Texas. Many of our international operations maintain warehouse facilities and inventory to supply their independent consultants. However, in foreign markets where we do not maintain warehouse facilities, we have contracted with third-parties to distribute our products and provide support services to our force of independent consultants.

Repurchase

We have agreed with the Selling Stockholder that we may purchase up to $15.0 million of the shares of our common stock that are subject to this offering from the underwriter at the public offering price as part of our previously announced share repurchase program (the “Stock Repurchase”). However, we have not agreed to purchase a minimum amount of shares and may determine to purchase fewer or no shares in this offering. Accordingly, there can be no guarantee that we will purchase any shares in this offering and investors should not rely on such agreement as evidence that this offering is more likely to be successful. We anticipate that the Stock Repurchase, if any, would be funded from cash on-hand and funds drawn from our credit facility.

The description and the other information in this prospectus supplement regarding the Stock Repurchase is included in this prospectus supplement solely for informational purposes. Nothing in this prospectus supplement should be construed as an offer to sell, or the solicitation of an offer to buy, any of our common stock subject to the Stock Repurchase.

Corporate Information

We are incorporated in the state of Utah. Our principal executive offices are located at 2901 West Bluegrass Blvd., Suite 100, Lehi, Utah 84043. Our telephone number is (801) 341-7900. Our website address is www.naturessunshine.com. Information contained on our website or that is accessible through our website should not be considered to be part of this prospectus supplement.

THE OFFERING

Issuer	Nature’s Sunshine Products, Inc., a Utah corporation

Common stock offered by the Selling Stockholder	2,854,607 shares.

Repurchase	We have agreed with the Selling Stockholder that we may purchase up to $15.0 million of the shares of our common stock that are subject to this offering from the underwriter at the public offering price as part of our previously announced share repurchase program (the “Stock Repurchase”). However, we have not agreed to purchase a minimum amount of shares and may determine to purchase fewer or no shares in this offering. Accordingly, there can be no guarantee that we will purchase any shares in this offering and investors should not rely on such agreement as evidence that this offering is more likely to be successful. We anticipate that the Stock Repurchase, if any, would be funded from cash on-hand and funds drawn from our credit facility.

Offering Price	$12.00 per share.

Common stock outstanding	18,463,179 shares as of June 9, 2025

Common stock outstanding immediately after this offering	18,463,179 shares (subject to reduction on a one-for-one basis for each share in the Stock Repurchase, if any).

Use of proceeds	We will not receive any of the proceeds from the sale of the shares being offered by the Selling Stockholder.

Risk Factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement, on page 4 of the accompanying prospectus, and other information included and incorporated by reference herein and therein for a discussion of factors that you should carefully consider before deciding to invest in our common stock.

Nasdaq Listing	Our common stock is listed on Nasdaq under the symbol “NATR.”

The number of shares of common stock to be outstanding immediately after this offering is based on 18,463,179 shares of our common stock outstanding as of June 9, 2025 and excludes (in each case as of June 9, 2025):

•	25,000 shares of common stock issuable upon the exercise of stock options outstanding with a weighted average exercise price of $13.50 per share;

•	1,497,685 shares of common stock issuable upon the vesting of outstanding restricted stock units; and

•	1,454,109 shares of common stock reserved for future issuance under our Amended and Restated 2012 Stock Incentive Plan.

Unless otherwise indicated, the information in this prospectus, including the number of shares outstanding after this offering, does not reflect any issuance, exercise, vesting, expiration, or forfeiture of any additional equity awards under our equity incentive plans that occurred after June 9, 2025.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks described below and discussed under this section, together with other information in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein, including the information set forth under the caption “Risk Factors” in our most recent annual report on Form 10-K and Quarterly Reports on Form 10-Q and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K and in other documents incorporated by reference into this prospectus supplement and the accompanying prospectus, as updated by our future filings. If any of these risks actually occur, our business, financial condition or results of operations could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please be aware that additional risks and uncertainties not currently known to us or that we currently deem to be immaterial could also materially and adversely affect our business, results of operations, financial condition, cash flows or prospects.

Risks Related to this Offering

You may experience future dilution as a result of future equity offerings or other equity issuances.

To raise additional capital, we may in the future offer additional shares of our common stock, preferred stock, or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering. Investors purchasing shares or other securities in the future could have rights superior to existing stockholders.

Future sales of our common stock in the public market could cause our stock price to fall.

Sales of a substantial number of shares of our common stock in the public market, or the perception that these sales might occur, could depress the market price of our common stock, and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the market price of our common stock.

In connection with this offering, we, our officers and directors, certain significant stockholders and the Selling Stockholder have agreed, for a period of 90 days, not to offer, sell, contract to sell, pledge, hedge or otherwise dispose of any shares of our common stock or any securities convertible into, or exercisable or exchangeable for our common stock, or publicly announce the intention to do any of the foregoing described above, without, in each case, the prior written consent of D.A. Davidson & Co., who may, in its sole discretion, release all or some portion of the shares subject to the lock-up agreements at any time and for any reason. Sales of a substantial number of such shares upon expiration of the lock-up agreements, the perception that such sales may occur, or early release of these agreements, could cause our market price to fall or make it more difficult for you to sell your common stock at a time and price that you deem appropriate.

Return on securities is not guaranteed.

There is no guarantee that the common stock will earn any positive return in the short term or long term. A holding of any such security is speculative and involves a high degree of risk and should be undertaken only by holders whose financial resources are sufficient to enable them to assume such risks and who have no need for immediate liquidity in their investment. An investment in the common stock is appropriate only for holders who have the capacity to absorb a loss of some or all of their investment.

Certain proposed changes in U.S. federal income tax law may have adverse tax consequences to certain non-U.S. investors, the Company and the value of our common stock.

Changes to U.S. tax laws (which changes may have retroactive application) could adversely affect the Company or holders of our common stock. In recent years, many changes to U.S. federal income tax laws have been proposed and made, and additional changes to U.S. federal income tax laws are likely to continue to occur in the future. Additionally, states in which the Company operates or owns assets may impose new or increased taxes.

The U.S. Congress is currently considering numerous items of legislation which may be enacted prospectively or with retroactive effect, which legislation could adversely impact certain non-U.S. investors, the financial performance of the Company and the value of our common stock. For example, on May 22, 2025, the U.S. House of Representatives passed a tax bill, which the Senate Finance Committee subsequently modified and released on June 16, 2025, that, if enacted into law in its current form, may affect the U.S. federal income tax considerations applicable to certain non-U.S. investors in our common stock. In particular, the bill proposes to add new Section 899 to the Code, which could significantly increase the aggregate tax liability of certain non-U.S. investors with respect to their investment in our common stock. The likelihood of the bill or other similar legislation being enacted is uncertain, and the provisions of the bill or other similar legislation may change prior to enactment. Non-U.S. investors are urged to consult their tax advisors regarding the potential application of proposed Section 899 with respect to their investment in our common stock.

Risks Related to our Company

System failures or issues with integrating new technology could adversely affect our results of operations and financial condition.

Like many companies, our business is highly dependent upon our information technology infrastructure (websites, accounting and manufacturing applications, and product and customer information databases) to manage effectively and efficiently our operations, including order entry, customer billing, accurate tracking of purchases and volume incentives, execution of digital sales, and managing accounting, finance and manufacturing operations. The occurrence of a natural disaster, security breach or other unanticipated problem could result in interruptions in our day-to-day operations that could adversely affect our business. In addition, the integration of new technology or systems, including the redesign of our digital sales platform, could adversely affect our business, including our sales, our results of operations and our ability to reach customers, as we and our customers and online marketing systems adapt to such new technology and design. A long-term failure or impairment of any of our information systems could have a material adverse effect on our results of operations and financial condition. Furthermore, there can be no assurances that we will realize expected benefits as a result of our implementing new technology or systems into our operations, even though investment in such technologies or systems may be significant.

Our global operations are subject to numerous laws and regulations relating to trade restrictions and export controls and failure to comply with such rules could adversely affect our business.

Our global operations are subject to numerous trade and economic sanctions and other restrictions imposed by the U.S., the EU and other governments and organizations. The U.S. Departments of Justice, Commerce, State and Treasury and other federal agencies and authorities have a broad range of civil and criminal penalties they may seek to impose against corporations and individuals for violations of economic sanctions laws, export control laws and other federal statutes and regulations, including those established by the Office of Foreign Assets Control (“OFAC”). Under these laws and regulations, as well as other anti-corruption laws, anti-money-laundering laws, export control laws, customs laws, sanctions laws and other laws governing our operations, various government agencies may require export licenses, may seek to impose modifications to business practices, including cessation of business activities in sanctioned countries or with sanctioned persons or entities and modifications to compliance programs, which may increase compliance costs and may subject us to fines, penalties and other sanctions. A violation of these laws, regulations, policies or procedures could adversely impact our business, results of operations and financial condition.

For example, our products are sold via a distributor in Russia and Ukraine. The distributor markets and sells our products to a number of countries, including to purchasers in Russia and Ukraine. These sales include supplements and food items to Crimea, Donetsk, and Luhansk (collectively, the “Occupied Ukrainian Territories”) that are authorized under general licenses issued by OFAC, and that are excluded from the restrictions on items to Russia administered by the U.S. Department of Commerce Bureau of Industry and Security (“BIS”) under the U.S. Export Administration Regulations (“EAR”).

In November 2024 we began an internal investigation regarding our past compliance with relevant U.S. trade controls relating to the distribution of our products in Russia and the Occupied Ukrainian Territories and made a voluntary self-disclosure of apparent EAR violations to the BIS. In addition, in April 2025 we filed a voluntary self-disclosure with OFAC arising from the same conduct earlier disclosed to BIS. We estimate that such potential violations being investigated represented less than one percent of our net revenue in each of our last three fiscal years. An unfavorable outcome of this investigation may include fines or penalties imposed in response to our voluntary self-disclosures. While we believe the amount of any fines or penalties would not be material to our financial condition and results of operation, we are unable to predict the outcome or to reasonably estimate the time it may take to resolve these matters.

Although we have implemented policies and procedures in these areas, we cannot assure you that our policies and procedures are sufficient or that directors, officers, employees, distributors, representatives, manufacturers, suppliers and agents have not engaged or will not engage in conduct in violation of such policies and procedures.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and any free writing prospectus that we may authorize for use contain certain forward-looking statements intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). The words “anticipate,” “could,” “expect,” “believe,” “goal,” “plan,” “intend,” “estimate,” “may,” “seek,” “potential,” “predict,” “project,” “should,” “would,” “will,” and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference, particularly in the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business,” and include statements regarding the intent, belief or current expectations of the Company and management that are subject to known and unknown risks, uncertainties and assumptions and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the section titled “Risk Factors” set forth above, as well as:

•	failure to comply with laws and regulations relating to trade restrictions and export controls;

•	laws and regulations regarding direct selling that may prohibit or restrict our ability to sell our products in some markets or require us to make changes to our business model in some markets;

•	current and potential future extensive government regulations to which the Company’s products, business practices and manufacturing activities are subject;

•	registration of products for sale in foreign markets, or difficulty or increased cost of importing products into foreign markets;

•	legal challenges to the Company’s direct selling program or to the classification of its independent consultants;

•	failure of the Company’s independent consultants to comply with advertising laws;

•	product liability claims;

•	impact of anti-bribery laws, including the U.S. Foreign Corrupt Practices Act;

•	the Company’s ability to attract and retain independent consultants;

•	the loss of one or more key independent consultants who have a significant sales network;

•	potential for increased liability and compliance costs relating to the Company’s joint venture for operations in China with Fosun Industrial Co., Ltd.;

•	the effect of fluctuating foreign exchange rates;

•	liabilities and obligations arising from improper activity by the Company’s independent consultants;

•	changes to the Company’s independent consultant compensation plans;

•	geopolitical issues, conflicts or other global events;

•	negative consequences resulting from difficult economic conditions, including the availability of liquidity or the willingness of the Company’s customers to purchase products;

•	risks associated with the manufacturing of the Company’s products;

•	supply chain disruptions, manufacturing interruptions or delays or the failure to accurately forecast customer demand;

•	failure to timely and effectively obtain shipments of products from our suppliers and deliver products to our independent consultants and customers;

•	the impact of shifting tariff regimes and trade policies between U.S. and the other countries where we operate;

•	uncertainties relating to the application of transfer pricing, duties, value-added taxes and other tax regulations, and changes thereto;

•	failure to maintain an effective system of internal controls over financial reporting;

•	cybersecurity threats and exposure to data loss;

•	the storage, processing and use of data, some of which contain personal information, are subject to complex and evolving privacy and data protection laws and regulations;

•	reliance on information technology infrastructure; and

•	the sufficiency of trademarks and other intellectual property rights.

This prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and any free writing prospectus that we may authorize for use also contain statements that are based on management’s current expectations and beliefs, including estimates and projections about our company, industry, financial condition, results of operations and other matters. These statements are not guarantees of future performance and are subject to numerous risks, uncertainties, and assumptions that are difficult to predict.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus supplement, whether as a result of any new information, future events or otherwise.

USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock being offered by the Selling Stockholder. The Selling Stockholder will receive all of the net proceeds from the sale of these shares. See the section of this prospectus supplement entitled “Selling Stockholder.”

The Selling Stockholder will pay any underwriting fees, discounts and commissions and transfer taxes attributable to the resale of the shares of our common stock the Selling Stockholder holds. The Selling Stockholder will also pay the fees and expenses of its counsel. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus supplement. These may include, without limitation, all registration and filing fees, blue sky fees, printing expenses, Nasdaq listing fees, FINRA fees, fees and expenses of our counsel and accountants, fees and expenses of any special experts retained by us in connection with such registration, and internal expenses (including all salaries and expenses of our officers and employees performing legal or accounting duties), except that we will reimburse counsel for the Selling Stockholder or the underwriter only up to $20,000 for blue sky and FINRA fees.

SELLING STOCKHOLDER

The table below lists the Selling Stockholder and other information regarding the beneficial ownership of the shares of common stock by the Selling Stockholder, and such information is adjusted to reflect the sale of the shares of our common stock offered in the public offering under this prospectus supplement for the Selling Stockholder. Generally, a person “beneficially owns” shares of our common stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days. The percent of shares beneficially owned is based on 18,463,179 shares of our common stock issued and outstanding as of June 9, 2024.

Name of Selling Stockholder	Shares Beneficially Owned Prior to Offering		Number of Shares to be Sold in the Offering	Shares Beneficially Owned After Offering
	Shares	Percentage		Shares	Percentage
Fosun Pharma USA Inc.	2,854,607	15.5%	2,854,607	—	—

Other Transactions with the Selling Stockholder

The following is a description of other transactions with the Selling Stockholder during the past three years.

On August 25, 2014, we completed a transaction with Shanghai Fosun Pharmaceutical (Group) Co., Ltd. (“Fosun Pharma”), which created two joint ventures each owned 80 percent by us and 20 percent by Fosun Industrial Co., Ltd., (“Fosun Industrial”). a wholly owned subsidiary of Fosun Pharma. The joint venture, known as Nature’s Sunshine Hong Kong Limited (the “Hong Kong Joint Venture”) and Shanghai Nature’s Sunshine Health Products Co., Ltd (the “Shanghai Joint Venture, and collectively with the Hong Kong Joint Venture, the “Joint Ventures”), markets and distributes Nature’s Sunshine products in China. As part of this transaction, the Company issued to Fosun Pharma 2,857,255 common shares. In connection with this transaction, the Company entered into a Stockholder Agreement with Fosun Pharma (the “Stockholder Agreement”), which, among other things, provides that the Company will register the common shares issued to Fosun Pharma, at the request of Fosun Pharma. The Company is filing this Registration Statement at the request of Fosun Pharma pursuant to its registration rights under the Stockholder Agreement. The Operating Agreements for both the Hong Kong Joint Venture and the Shanghai Joint Venture provide for the circumstance that if Fosun Pharma, together with its affiliates, ceases to own at least 5% of the outstanding shares of the Company’s common shares, Fosun Pharma will sell to the Company, and the Company will purchase, Fosun Pharma’s interests in the Joint Ventures, with the joint ventures’ limited liability companies continuing under the Company’s sole ownership. The registration rights in the Stockholder Agreement will terminate upon the earlier of (i) all of the Selling Stockholder’s shares are no longer “Registrable Securities” (as defined in the Stockholder Agreement) or the selling stockholder is no longer an “Affiliated Entity” (as defined in the Stockholder Agreement), (ii) the Company is no longer reporting, or subject to reporting requirements, under the Exchange Act, or (iii) less than 500,000 of the shares initially issued to Fosun Pharma are held by the Selling Stockholder and any Affiliated Entity (as defined in the Stockholder Agreement).

On June 9, 2025, pursuant to a Share Purchase Agreement executed as between the parties, Fosun Pharma agreed to the sale of 2,854,607 common shares to its wholly-owned subsidiary, Fosun USA, with all right and title in and to those shares, as well as succession to all of the rights and obligations otherwise falling to a shareholder of the same pursuant to the aforementioned Stockholder Agreement, being transferred to Fosun USA pursuant thereto.

Rong Yang, who has served on our board of directors since June 2022, served as CEO of Fosun USA and Chief Representative of the Fosun Group in the United States from December 2021 through May 2025.

In connection with this offering, we will be required to purchase from Fosun Pharma its interest in the Joint Ventures pursuant to the operating agreement with Fosun Pharma. We anticipate the total purchase of Fosun Pharma’s interest in the Joint Ventures will be approximately $7,000,000, which we anticipate would be funded from cash on-hand and funds drawn from our credit facility.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following is a discussion of certain material U.S. federal income tax considerations applicable to a Non-U.S. Holder (as defined below) with respect to the ownership and disposition of shares of our common stock. For purposes of this discussion, the term “Non-U.S. Holder” means a beneficial owner of shares of our common stock that is treated for U.S. federal income tax purposes as an individual, corporation, estate or trust, other than a beneficial owner that is treated for U.S. federal income tax purposes as:

•	an individual who is a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust if: (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust; or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a domestic trust.

If a partnership (or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a person treated as a partner of such partnership generally will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding shares of our common stock and persons that, for U.S. federal income tax purposes, are treated as partners in such partnerships are urged to consult their own tax advisors regarding the U.S. federal income tax consequences to them.

This discussion only addresses Non-U.S. Holders that hold shares of our common stock as capital assets within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be important to a Non-U.S. Holder in light of such Non-U.S. Holder’s particular circumstances or that may be applicable to Non-U.S. Holders subject to special treatment under U.S. federal income tax law (including, for example, financial institutions, regulated investment companies, real estate investment trusts, tax-qualified retirement plans, brokers or dealers in securities, traders in securities that elect mark-to-market treatment, insurance companies, tax-exempt entities, foreign pension funds, governments or agencies or instrumentalities thereof, Non-U.S. Holders who acquire our common stock pursuant to the exercise of employee stock options or otherwise as compensation for their services, Non-U.S. Holders liable for the alternative minimum tax, controlled foreign corporations, passive foreign investment companies, corporations or entities treated as corporations for U.S. federal income tax purposes that are organized outside the United States that are nonetheless treated as “U.S. persons” for U.S. federal income tax purposes, former citizens or former long-term residents of the United States, persons subject to special tax accounting rules, partnerships or other pass-through entities (and investors therein), persons deemed to sell our common stock under the constructive sale provisions of the Code, persons that actually or constructively owns 5% or more (by vote or value) of our shares (except as specifically provided below), Non-U.S. Holders whose functional currency is not the U.S. dollar, corporations that accumulate earnings to avoid U.S. federal income tax, and Non-U.S. Holders that hold our common stock as part of a hedge, straddle, constructive sale, conversion, or other integrated transaction). In addition, this discussion does not address U.S. federal tax laws other than those pertaining to U.S. federal income tax (such as U.S. federal estate or gift tax or the U.S. federal net investment income tax), nor does it address any aspects of U.S. state, local or non-U.S. taxes. Non-U.S. Holders are urged to consult with their own tax advisors regarding the possible application of these taxes. Except as discussed below, this summary does not address tax reporting requirements.

The following discussion is based upon current provisions of the Code, Treasury regulations promulgated thereunder, U.S. judicial decisions and administrative pronouncements, all as in effect and applicable as of the date hereof. All of the preceding authorities are subject to change at any time, possibly with retroactive effect, which may result in U.S. federal income tax consequences different from those discussed below. As discussed above in “Risk Factors—Risks Related to this Offering—Certain proposed changes in U.S. federal income tax law may have adverse tax consequences to certain non-U.S. investors, the Company and the value of our common stock,” the U.S. House of Representatives recently passed a tax bill, which the Senate Finance Committee subsequently modified, that, if enacted into law in its current form, would add new Section 899 to the Code, which could significantly increase the aggregate tax liability of certain non-U.S. investors with respect to their investment in our common stock. Non-U.S. Holders are urged to consult their tax advisors regarding the potential application of proposed Section 899 with respect to their investment in our common stock.

We have not requested, and will not request, a ruling from the Internal Revenue Service (the “IRS”) with respect to any of the U.S. federal income tax consequences described below, and as a result there can be no assurance that the IRS will not disagree with or challenge any of the conclusions described herein.

Prospective purchasers are urged to consult their own tax advisors as to the particular consequences to them under U.S. federal, state and local, and applicable foreign tax laws of the acquisition, ownership and disposition of our common stock.

Distributions

Distributions of cash or property that we pay in respect of our common stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Subject to the discussions below under “—U.S. Trade or Business Income,” “—Information Reporting and Backup Withholding” and “—FATCA,” a Non-U.S. Holder generally will be subject to U.S. federal withholding tax at a 30% rate, or at a reduced rate prescribed by an applicable income tax treaty, on any dividends received in respect of our common stock. In the case of any constructive dividend, it is possible that this tax would be withheld from any amount owed to a Non-U.S. Holder by us or the applicable withholding agent, including from other property subsequently paid or credited to such holder. If the amount of the distribution exceeds our current and accumulated earnings and profits, such excess first will be treated as a return of capital to the extent of such holder’s tax basis in our common stock, and thereafter will be treated as capital gain. However, we (or the paying agent or other intermediary through which a Non-U.S. Holder holds its common stock ) may be required to withhold on the entire distribution, in which case a Non-U.S. Holder would be entitled to a refund or credit from the IRS for the withholding tax on the portion of the distribution that exceeded our current and accumulated earnings and profits. If we are a “USRPHC” and we do not qualify for the “Regularly Traded Exception” (each as defined below under the heading “—Gain on Sale, Exchange or Other Taxable Disposition of Common Stock”), distributions which constitute a return of the Non-U.S. Holder’s capital will be subject to withholding unless an application for a withholding certificate is filed to reduce or eliminate such withholding.

In order to obtain a reduced rate of U.S. federal withholding tax under an applicable income tax treaty, a Non-U.S. Holder will be required to provide a properly executed IRS Form W-8BEN or Form W-8BEN-E (or, in each case, a successor form) certifying such holder’s entitlement to benefits under such treaty. These certifications must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. If a Non-U.S. Holder is eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty, such holder may obtain a refund or credit of any excess amounts withheld by filing an appropriate claim for a refund with the IRS. Non-U.S. Holders are urged to consult their own tax advisor regarding possible entitlement to benefits under an applicable income tax treaty.

Gain on Sale, Exchange or Other Taxable Disposition of Common Stock

Subject to the discussions below under “—U.S. Trade or Business Income,” “—Information Reporting and Backup Withholding” and “—FATCA,” Non-U.S. Holders generally will not be subject to U.S. federal income tax or withholding tax in respect of any gain realized on a sale, exchange or other taxable disposition of our common stock unless:

•	the gain is “U.S. trade or business income,” in which case, such gain will be taxed as described in “—U.S. Trade or Business Income” below;

•

the Non-U.S. Holder is an individual who is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are met, in which case the Non-U.S. Holder will be subject to U.S. federal income tax at a rate of 30% (or a reduced rate under an applicable income tax treaty) on the amount by which certain capital gains allocable to U.S. sources exceed certain capital losses allocable to U.S. sources; or

•

we are or have been a “United States real property holding corporation” (a “USRPHC”) under Section 897 of the Code at any time during the shorter of the five-year period ending on the date of the disposition of the common stock and such Non-U.S. Holder’s holding period for the common stock, in which case, subject to the exception set forth in the second sentence of the next paragraph, such gain will be subject to U.S. federal income tax in the same manner as U.S. trade or business income as described in “—U.S. Trade or Business Income” below.

In general, a corporation is a USRPHC if the fair market value of its “United States real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. In the event that we are determined to be a USRPHC, gain will not be subject to tax as U.S. trade or business income if such Non-U.S. Holder’s holdings actually (directly or indirectly) and constructively at all times during the applicable period described in the third bullet point above constituted 5% or less of our common stock (a “5% Shareholder”), provided that our common stock was regularly traded on an established securities market during such period as determined under the rules set forth in the Treasury regulations (the “Regularly Traded Exception”). However, no assurance can be provided that our common stock will be considered regularly traded on an established securities market for purposes of the rules described above. Although there can be no assurance, we believe that we are not currently, and we do not anticipate becoming in the future, a USRPHC for U.S. federal income tax purposes. We can provide no assurances that our common stock will meet the Regularly Traded Exception at the time a Non-U.S. Holder purchases such common stock or sells, exchanges or otherwise disposes of such common stock. The determination of whether a Non-U.S. Holder is a 5% Shareholder and the potential application of the Regularly Traded Exception is complex and subject to uncertainty. Non-U.S. Holders should consult with their own tax advisors regarding such determinations and the consequences of these rules on their investment.

U.S. Trade or Business Income

For purposes of this discussion, dividend income and gain on the sale, exchange or other taxable disposition of our common stock will be considered to be “U.S. trade or business income” if (i) such income or gain is effectively connected with a Non-U.S. Holder’s conduct of a trade or business within the United States and (ii) if required under an applicable income tax treaty for which such Non-U.S. Holder is eligible for benefits, such gain is attributable to a permanent establishment (or, if the Non-U.S. Holder is an individual, a fixed base) that Non-U.S. Holder maintains in the United States. Generally, U.S. trade or business income is not subject to U.S. federal withholding tax (provided that the Non-U.S. Holder complies with applicable certification and disclosure requirements, including providing a properly executed IRS Form W-8ECI (or successor form)); instead, a Non-U.S. Holder is subject to U.S. federal income tax on a net basis at regular U.S. federal income tax rates (generally in the same manner as a U.S. person) on such Non-U.S. Holder’s U.S. trade or business income. If a Non-U.S. Holder is a corporation, any U.S. trade or business income that a Non-U.S. Holder receives may also be subject to a “branch profits tax” at a 30% rate, or at a lower rate prescribed by an applicable income tax treaty.

Information Reporting and Backup Withholding

We must report annually to the IRS and to each Non-U.S. Holder the gross amount of the distributions on our common stock paid to such holder and the tax withheld, if any, with respect to such distributions. Non-U.S.

Holders may have to comply with specific certification procedures to establish that such Non-U.S. Holder is not a United States person (as defined in the Code) in order to avoid backup withholding at the applicable rate with respect to dividends on our common stock. Generally, a Non-U.S. Holder will comply with such procedures if it provides a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable Form W-8), or otherwise meets documentary evidence requirements for establishing that it is a Non-U.S. Holder, or otherwise establishes an exemption. Dividends paid to Non-U.S. Holders subject to withholding of U.S. federal income tax, as described above under the heading “Distributions,” will generally be exempt from U.S. backup withholding.

Information reporting and backup withholding generally will apply to the proceeds of a disposition of our common stock by a Non-U.S. Holder effected by or through the U.S. office of any broker, U.S. or non-U.S., unless the holder certifies its status as a Non-U.S. Holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a Non-U.S. Holder where the transaction is effected outside the United States through a non-U.S. office of a non-U.S. broker. Non-U.S. Holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Copies of information returns may be made available to the tax authorities of the country in which the Non-U.S. Holder resides or is incorporated under the provisions of a specific treaty or agreement.

Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder can be refunded or credited against the Non-U.S. Holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the IRS.

FATCA

Provisions of the Code commonly referred to as the Foreign Account Tax Compliance Act, or FATCA, generally impose a 30% withholding tax on dividends (including constructive dividends) and gross proceeds from the sale or other disposition of, our common stock if paid to or through a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) if the foreign financial institution undertakes certain due diligence, reporting, withholding, and certification obligations, (2) if the foreign entity is not a foreign financial institution, the foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity is otherwise excepted under FATCA. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, it must enter into an agreement with the United States Department of Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Non-U.S. Holders typically will be required to furnish certifications (generally on the applicable IRS Form W-8) or other documentation to provide the information required by FATCA or to establish compliance with or an exemption from withholding under FATCA. FATCA withholding may apply where payments are made through a non-U.S. intermediary that is not FATCA compliant, even where the Non-U.S. Holder satisfies the holder’s own FATCA obligations.

The United States Department of Treasury has released proposed Treasury regulations (the preamble to which specifies that taxpayers may rely on them pending finalization) which would eliminate FATCA withholding on payments of gross proceeds from the sale or other disposition of our common stock. There can be no assurance that the proposed Treasury regulations will be finalized in their present form.

The United States and a number of other jurisdictions have entered into intergovernmental agreements to facilitate the implementation of FATCA. Any applicable intergovernmental agreement may alter one or more of the FATCA information reporting and withholding requirements. If withholding under FATCA is required on any payment related to our common stock, investors not otherwise subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) on such payment may be required to seek a refund or credit from the IRS, and may be required to file a U.S. federal income tax return to claim such refunds or credits. Non-U.S. Holders should consult their own tax advisors regarding the possible implications of FATCA on their investment in our common stock and the entities through which they hold our common stock.

The preceding discussion of certain material U.S. federal tax considerations is for informational purposes only. It is not legal or tax advice. Prospective investors should consult their own tax advisors regarding the particular U.S. federal, state, local, and non-U.S. tax consequences of purchasing, holding and disposing of our common stock, including the consequences of any proposed changes in applicable laws.

UNDERWRITING

Subject to the terms and conditions set forth in an underwriting agreement among us, the Selling Stockholder and the underwriters, the underwriter named below has agreed to purchase from the Selling Stockholder the number of shares of common stock set forth opposite such underwriter’s name below. The underwriter has agreed to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased.

Name	Number of Shares
D.A. Davidson & Co.	2,854,607
Total	2,854,607

We and the Selling Stockholder have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, relating to losses or claims resulting from material misstatements in or omissions from this prospectus supplement, the registration statement of which this prospectus supplement is a part, certain free writing prospectuses that may be used in the offering and in any marketing materials used in connection with this offering and to contribute to payments the underwriters may be required to make in respect of those liabilities.

Commissions and Discounts

The underwriters have advised us that they propose initially to offer the shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $0.32 per share. After the public offering, the public offering price, concession or any other term of this offering may be changed.

The following table shows the public offering price, underwriting discount and proceeds before expenses to the selling shareholders.

	Per Share	Total
Public offering price	$12.00	$34,255,284.00
Underwriting discount	$0.54	$1,541,487.78
Proceeds, before expenses, to the Selling Stockholder	$11.46	$32,713,796.22

The underwriting agreement provides that the obligation of the underwriters to pay for and accept delivery of the shares of common stock offered by this prospectus supplement is subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriter is obligated to take and pay for all of the shares of common stock offered by this prospectus supplement if any such shares are taken. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The estimated total expenses of the offering to be incurred by us, exclusive of the underwriting discount, which is payable by the Selling Stockholder, are approximately $150,000. We have agreed to reimburse the underwriters for expenses related to clearance of this offering with FINRA in an amount up to $20,000.

No Sales of Similar Securities

We have agreed with the underwriter, for the period commencing on the date hereof and continuing for 90 days after the date hereof or such earlier date that the underwriter consents to in writing (the “Lock-Up Period”), we will not, directly or indirectly, take any of the following actions with respect to any class of our common equity or any securities convertible into or exchangeable or exercisable for any class of our common equity

(“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the SEC a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the underwriter, except, in each case, (A) the sale of the shares in this offering, (B) issuances of Lock-Up Securities pursuant to the conversion or exchange of convertible or exchangeable securities, or the exercise of warrants or options, or the vesting and settlement of the restricted stock units, in each case outstanding on the date hereof, (C) grants of employee stock options, restricted stock units or other equity-based compensation authorized for issuance as of the date hereof, in each case pursuant to the terms of a plan in effect on the date hereof, or the issuance of Lock-Up Securities pursuant to the exercise of such options or the vesting and settlement of such restricted stock units or equity-based compensation issued pursuant to this clause (C) and (D) the filing of a registration statement with the Commission on Form S-8 to register the offer and sale of securities to be issued pursuant to any equity compensation plan in effect.

Our directors and executive officers, certain significant stockholders and the Selling Stockholder have agreed with the underwriter, subject to specified exceptions, not to offer, sell, contract to sell (including any short sale), pledge, hypothecate, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, grant any option, right or warrant for the sale of, purchase any option or contract to sell, sell any option or contract to purchase, or otherwise encumber, dispose of or transfer, or grant any rights with respect to, directly or indirectly, any shares of common stock or securities convertible into or exchangeable or exercisable for any shares of common stock, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock, whether any such aforementioned transaction is to be settled by delivery of the common stock or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the underwriter. These restrictions will apply through and including the date that is 90 days after the date of the final prospectus supplement.

Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “NATR.”

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the shares is completed, SEC rules may limit the underwriters and selling group members from bidding for and purchasing shares of our common stock. However, the underwriters may engage in transactions that stabilize the price of our common stock, such as bids or purchases to peg, fix or maintain that price.

In connection with this offering, the underwriter may purchase and sell shares of our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in this offering. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of various bids for or purchases of shares of our common stock made by the underwriters in the open market prior to the closing of this offering.

The underwriter may also impose a penalty bid. This occurs when a particular underwriter is required to repay a portion of the underwriting discount received by it because the underwriter has repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Similar to other purchase transactions, the underwriter’s purchases to cover short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriter may conduct these transactions on the Nasdaq Capital Market, in the over-the-counter market or otherwise.

Neither we, the Selling Stockholder nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we, the Selling Stockholder nor the underwriter make any representation that the underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Offer, Sale and Distribution of Shares

In connection with this offering, the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail. In addition, the underwriter may facilitate Internet distribution for this offering to certain of their Internet subscription customers. The underwriters may allocate a limited number of shares for sale to its online brokerage customers. An electronic prospectus is available on the Internet websites maintained by the underwriters. The information on the websites of such underwriters is not part of this prospectus supplement.

Repurchase

We have agreed with the Selling Stockholder that we may purchase up to $15.0 million of the shares of our common stock that are subject to this offering from the underwriters at the public offering price as part of our previously announced share repurchase program (the “Stock Repurchase”). However, we have not agreed to purchase a minimum amount of shares and may determine to purchase fewer or no shares in this offering. Accordingly, there can be no guarantee that we will purchase any shares in this offering and investors should not rely on such indications of interest as evidence that this offering is more likely to be successful. We anticipate that the Stock Repurchase, if any, would be funded from cash on-hand and funds drawn from our credit facility.

Other Relationships

The underwriter and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and its affiliates may engage in from time to time in the future certain investment banking and other commercial dealings in the ordinary course of business with us or our affiliates, for which they have received and may continue to receive customary fees and commissions.

In the ordinary course of their various business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

European Economic Area

None of this prospectus supplement, the accompanying prospectus or any related free writing prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129 (the “Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of shares of our common stock in any Member State of the European Economic Area will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of shares of our common stock. Accordingly any person making or intending to make an offer in that Member State of shares of our common stock which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so in circumstances in which no obligation arises for the Company, the Selling Stockholder or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation in relation to such offer. None of the Company, the Selling Stockholder or the underwriter have authorized, nor do they authorize, the making of any offer of shares of our common stock in circumstances in which an obligation arises for the Company, the Selling Stockholder or the underwriter to publish a prospectus for such offer.

In relation to each Member State of the European Economic Area (each a “Relevant State”), no shares of our common stock have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares of our common stock which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that the shares of our common stock may be offered to the public in that Relevant State at any time:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation) subject to obtaining the prior consent of the Representatives for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the shares of our common stock shall require the Company, the Selling Stockholder or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation.

For the purposes of this provision, the expression an ‘offer to the public’ in relation to the shares of our common stock in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our common stock to be offered so as to enable an investor to decide to purchase any shares of our common stock.

Each person in a Relevant State who receives any communication in respect of, or who acquires any shares of our common stock under, the offering contemplated hereby will be deemed to have represented, warranted and agreed to and with the underwriter and its affiliates and the Company that:

(a)	it is a “qualified investor” within the meaning provided in Article 2(e) of the Prospectus Regulation; and

(b)

in the case of any shares of our common stock acquired by it as a financial intermediary, as that term is used in Article 5 of the Prospectus Regulation, (i) the shares of our common stock acquired by it in the offering have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant State other than qualified investors, as that term is defined in the Prospectus Regulation, or have been acquired in other circumstances falling within the points (a) to (d) of Article 1(4) of the Prospectus Regulation and the prior consent of the

Representatives has been given to the offer or resale; or (ii) where the shares of our common stock have been acquired by it on behalf of persons in any Relevant State other than qualified investors, the offer of those shares of our common stock to it is not treated under the Prospectus Regulation as having been made to such persons.

The Company, the underwriter and its affiliates, and others will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements. Notwithstanding the above, a person who is not a qualified investor and who has notified the Representatives of such fact in writing may, with the prior consent of the Representatives, be permitted to acquire shares of our common stock in the offering.

United Kingdom

The communication of this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other materials in relation to the shares of our common stock offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of investment professionals as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “FPO”)); or who fall within Article 49(2)(a) to (d) of the FPO; or who are any other persons to whom it may otherwise lawfully be made under the FPO (all such persons together being referred to as “Relevant Persons”). In the United Kingdom, the shares of our common stock offered hereby are only available to, and any investment or investment activity to which this prospectus supplement, the accompanying prospectus and any related free writing prospectus relates will be engaged in only with, Relevant Persons. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this this prospectus supplement, the accompanying prospectus or any related free writing prospectus or any of their contents.

None of this prospectus supplement, the accompanying prospectus or any related free writing prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, as amended by the European Union (Withdrawal Agreement) Act 2020 (the “EUWA”) (the “UK Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of shares of our common stock in the United Kingdom will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of shares of our common stock. Accordingly any person making or intending to make an offer in the United Kingdom of shares of our common stock which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so in circumstances in which no obligation arises for the Company, the Selling Stockholder or the underwriter to publish a prospectus pursuant to Section 85 of the FSMA in relation to such offer. None of the Company, the Selling Stockholder or the underwriter have authorized, nor do they authorize, the making of any offer of shares of our common stock in circumstances in which an obligation arises for the Company, the Selling Stockholder or the underwriter to publish a prospectus for such offer.

No shares of our common stock have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares of our common stock which has been approved by the Financial Conduct Authority, except that the shares of our common stock may be offered to the public in the United Kingdom at any time:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the Representatives for any such offer; or

(c)	in any other circumstances falling within Section 86 of the FSMA.

provided that no such offer of the shares of our common stock shall require the Company, the Selling Stockholder or the underwriter to publish a prospectus pursuant to Section 85 of the FSMA.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares of our common stock in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of our common stock.

Each person located in the United Kingdom to whom any offer of shares of our common stock is made or who receives any communication in respect of any offer of shares of our common stock, or who initially acquires any shares of our common stock will be deemed to have represented, warranted and agreed to and with the underwriter and its affiliates and the Company that:

(a)	it is a “qualified investor” within the meaning provided in Article 2(e) of the UK Prospectus Regulation; and

(b)

in the case of any shares of our common stock acquired by it as a financial intermediary, as that term is used in Article 5 of the UK Prospectus Regulation, (i) the shares of our common stock acquired by it in the offering have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in the United Kingdom other than qualified investors, as that term is defined in the UK Prospectus Regulation, or have been acquired in other circumstances falling within the points (a) to (d) of Article 1(4) of the UK Prospectus Regulation and the prior consent of the Representatives has been given to the offer or resale; or (ii) where the shares of our common stock have been acquired by it on behalf of persons in the United Kingdom other than qualified investors, the offer of those shares of our common stock to it is not treated under the UK Prospectus Regulation as having been made to such persons.

CPI Card Group Inc., the underwriters and their affiliates, and others will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements. Notwithstanding the above, a person who is not a qualified investor and who has notified the Representatives of such fact in writing may, with the prior consent of the Representatives, be permitted to acquire shares of our common stock in the offering.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the shares of our common stock may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to the Company.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the shares of our common stock in, from or otherwise involving the United Kingdom.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption form, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. Accordingly, the securities will not be offered or sold, directly or indirectly, in Japan or to or for the account or benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the account or benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

LEGAL MATTERS

Certain legal matters, including the legality of the securities offered, will be passed upon for us by our counsel, Dorsey & Whitney LLP, Salt Lake City, Utah. Paul Hastings LLP, Houston, Texas, is acting as counsel to the underwriter in connection this offering. Certain matters will be passed upon for the Selling Stockholder by Baker, Donelson, Bearman, Caldwell & Berkowitz PC, Knoxville, Tennessee.

EXPERTS

The financial statements incorporated in this prospectus supplement by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of Nature’s Sunshine Products, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act for the shares of common stock being offered by this prospectus supplement. This prospectus supplement does not contain all of the information included in the prospectus and the registration statement. For further information about us and the common stock offered by this prospectus supplement, you should refer to the information in the accompanying prospectus and the registration statement and its exhibits. References in this prospectus supplement to any of our contracts or other documents are not necessarily complete, and you should refer to the exhibits attached to the registration statement and other documents we filed with the SEC for copies of the actual contract or document. Additionally, we file annual, quarterly and current reports, proxy statements and other information with the SEC.

The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including us, at http://www.sec.gov. We make available, free of charge, on our website at https://ir.naturessunshine.com, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports and statements as soon as reasonably practicable after they are filed with the SEC. The contents of our and the SEC’s websites are not part of this prospectus supplement, and the reference to our and the SEC’s websites do not constitute incorporation by reference into this prospectus supplement of the information contained at those sites, other than documents we file with the SEC that are specifically incorporated by reference into this prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate” into this prospectus supplement information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. Any information that we incorporate by reference in this prospectus supplement and the accompany prospectus is considered part of this prospectus supplement. The documents and reports that we list below are incorporated by reference into this prospectus supplement. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus supplement will automatically update and supersede information contained in this prospectus supplement, including information in previously filed documents or reports that have been incorporated by reference in this prospectus supplement, to the extent the new information differs from or is inconsistent with the old information.

We have filed the following documents with the SEC. These documents are incorporated herein by reference as of their respective dates of filing:

(1)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024;

(2)	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025;

(3)	Our Current Reports on Form 8-K filed with the SEC on February 5, 2025, March 11, 2025, May 6, 2025 and June 2, 2025; and

(4)

the description of our common shares contained in our Registration Statement on Form 8-A as filed with the SEC on October 6, 2009 pursuant to Section 12(b) of the Exchange Act, as updated by the description of our common shares contained in Exhibit 4.1 to our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2020, filed with the SEC on July 9, 2021.

We also incorporate by reference any future filings (other than Current Reports furnished under Items 2.02 or 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus supplement is a part and prior to effectiveness of the registration statement, and (ii) after the effectiveness of the registration statement but prior to the termination of the offering of the securities covered by this prospectus supplement, excluding, in each case, information deemed furnished and not filed. Any statement contained in this prospectus supplement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus supplement.

Requests for such documents should be directed to:

Nature’s Sunshine Products, Inc.

2901 West Bluegrass Blvd., Suite 100

Lehi, UT 84043

Attn: Nathan Brower, Corporate Secretary

(801) 341-7900

We and the Selling Stockholder have not, and the underwriter has not, authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, in the accompanying prospectus or in any free writing prospectus that we have authorized for use in connection with this offering. Neither we nor the Selling Stockholder, nor the underwriter, take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of any offer to buy such securities in any circumstances in which the person making the offer or solicitation is not qualified to do so, or if such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and in any related free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

PROSPECTUS

Nature’s Sunshine Products, Inc.

2,854,607 Common Shares

Offered by Selling Stockholder

This prospectus relates to the offering and resale, from time to time, by the selling stockholder identified herein of up to 2,854,607 common shares acquired by the Selling Stockholder as the current beneficial transferee of our common shares originally acquired by its affiliate (i) in a private placement of our common shares, or (ii) upon the exercise or vesting of previously issued awards granted under a compensatory plan or arrangement with us.

We will not receive any proceeds from the sale of common shares by the Selling Stockholder.

We are registering the common shares on behalf of the Selling Stockholder, and the Selling Stockholder may sell all or a portion of the common shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers, or agents. The Selling Stockholder may offer the shares at prevailing market prices or privately negotiated prices. Please see the section entitled “Plan of Distribution” on page 12 of this prospectus for more information. For information on the Selling Stockholder, see the section entitled “Selling Stockholder” on page 11 of this prospectus. We will bear all fees and expenses incident to our obligation to register the common shares.

Our common shares are listed on The Nasdaq Capital Market under the symbol “NATR”. On June 6, 2025, the last reported sale price for our common shares was $14.51 per share.

INVESTING IN OUR SECURITIES INVOLVES SIGNIFICANT RISKS. YOU SHOULD REVIEW CAREFULLY THE “RISK FACTORS” ON PAGE 4 OF THIS PROSPECTUS AND CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS AND UNDER SIMILAR HEADINGS IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 18, 2025

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the respective dates of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

i

ABOUT THIS PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement or free writing prospectus relating to a particular offering. No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us and/or the Selling Stockholder. Neither this prospectus nor any prospectus supplement nor any related free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should read the entire prospectus and any prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or free writing prospectus is correct as of any date subsequent to the date hereof or the date of such prospectus supplement or free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

ii

PROSPECTUS SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated in this prospectus by reference. This summary does not contain all of the information you should consider before buying securities in this offering. You should carefully read this entire prospectus and any applicable prospectus supplement, including each of the documents incorporated herein or therein by reference, before making an investment decision. Unless the context otherwise requires, the terms “Nature’s Sunshine,” “NATR,” “the Company,” “the Registrant,” “we,” “us,” and “our” in this prospectus refer to Nature’s Sunshine Products, Inc., and its subsidiaries.

The Company

We are a natural health and wellness company primarily engaged in the manufacture and sale of nutritional and personal care products. We are a Utah corporation with our principal place of business in Lehi, Utah, and sell our products directly to customers and to a sales force of independent consultants who resell our products to consumers.

We have four business segments (Asia, Europe, North America and Latin America and Other) based primarily upon the geographic region where each segment operates, as well as the internal organization of our officers and their responsibilities. The geographic segments operate under the Nature’s Sunshine Products and Synergy WorldWide brands. The Latin America and Other segment includes our wholesale business in which we sell products to various locally-managed entities, independent of the Company, to whom we have granted distribution rights for the relevant market.

Our line of over 800 products includes several different product classifications, such as immune, cardiovascular, digestive, personal care, weight management and other general health products. We purchase herbs and other raw materials in bulk, and after quality control testing, we formulate, encapsulate, tablet or concentrate them, label and package them for shipment. Most of our products are manufactured at our facility in Spanish Fork, Utah. Contract manufacturers produce some of our products in accordance with our specifications and standards. We have implemented quality control procedures to verify that our contract manufacturers have complied with our specifications and standards.

We market our products primarily through our network of independent consultants, who market our products to customers through direct selling techniques. We seek to motivate and provide incentives to our independent consultants by offering high quality products and providing independent consultants with product support, training seminars, sales conventions, travel programs and financial incentives.

Our products sold in the United States are shipped directly from our manufacturing and warehouse facilities located in Spanish Fork, Utah, as well as from our regional warehouses located in Georgia, Ohio and Texas. Many of our international operations maintain warehouse facilities and inventory to supply their independent consultants. However, in foreign markets where we do not maintain warehouse facilities, we have contracted with third-parties to distribute our products and provide support services to our force of independent consultants.

We conduct research at our research center, known as the Hughes Center for Research and Innovation, a state-of-the-art research and development facility located at our corporate offices in Lehi, Utah. Our principal emphasis in our research and development activities is clinical research in the support of the development of new products and the enhancement of existing products.

Corporate Information

We are incorporated in the state of Utah. Our principal executive offices are located at 2901 West Bluegrass Blvd., Suite 100, Lehi, Utah 84043. Our telephone number is (801) 341-7900. Our Internet address is www.naturessunshine.com. Information contained on our website or that is accessible through our website should not be considered to be part of this prospectus.

THE OFFERING

Issuer	Nature’s Sunshine Products, Inc., a Utah corporation

Securities offered by the Selling Stockholder	2,854,607 common shares acquired by the Selling Stockholder as the current beneficial transferee of our common shares originally acquired by its affiliate (i) in a private placement of our common shares, and (ii) upon the exercise or vesting of previously issued awards granted under a compensatory plan or arrangement with us.

Common shares outstanding	18,463,179 shares as of June 9, 2025

Use of proceeds	We will not receive any of the proceeds from the sale of the shares being offered by the Selling Stockholder.

Risk Factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 4 and other information included and incorporated by reference in this prospectus for a discussion of factors that you should carefully consider before deciding to invest in our common shares.

Nasdaq Listing	Our common shares are listed on Nasdaq Capital Market under the symbol “NATR.”

The number of common shares to be outstanding immediately after this offering is based on 18,463,179 common shares outstanding as of June 9, 2025 and excludes (in each case as of June 9, 2025):

•	25,000 common shares issuable upon the exercise of stock options outstanding with a weighted average exercise price of $13.50 per share; and

•	1,497,685 common shares issuable upon the vesting of outstanding restricted stock units.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks described below and discussed under this section, together with other information in this prospectus and the documents incorporated by reference in this prospectus, including the information set forth under the caption “Risk Factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2024. If any of these risks actually occurs, our business, financial condition or results of operations could be seriously harmed. This could cause the trading price of our common shares to decline, resulting in a loss of all or part of your investment.

You should read and consider risk factors specific to our business before making an investment decision. Those risks are described below and in the sections entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and in other documents incorporated by reference into this prospectus. Please be aware that additional risks and uncertainties not currently known to us or that we currently deem to be immaterial could also materially and adversely affect our business, results of operations, financial condition, cash flows or prospects.

Risks Related to this Offering

You may experience future dilution as a result of future equity offerings or other equity issuances.

To raise additional capital, we may in the future offer additional common shares, preferred stock, or other securities convertible into or exchangeable for our common shares. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering. The price per share at which we sell additional common shares or other securities convertible into or exchangeable for our common shares in future transactions may be higher or lower than the price per share in this offering. Investors purchasing shares or other securities in the future could have rights superior to existing stockholders.

Future sales of our common shares in the public market could cause our stock price to fall.

Sales of a substantial number of our common shares in the public market, or the perception that these sales might occur, could depress the market price of our common shares, and could impair our ability to raise capital through the sale of additional equity securities. As of June 9, 2025, we had 18,463,179 common shares outstanding, all of which were eligible for sale in the public market, subject in some cases to compliance with the requirements of Rule 144, including the volume limitations and manner of sale requirements.

Return on securities is not guaranteed.

There is no guarantee that the common shares will earn any positive return in the short term or long term. A holding of any such security is speculative and involves a high degree of risk and should be undertaken only by holders whose financial resources are sufficient to enable them to assume such risks and who have no need for immediate liquidity in their investment. An investment in the common shares is appropriate only for holders who have the capacity to absorb a loss of some or all of their investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). The words “anticipate,” “could,” “expect,” “believe,” “goal,” “plan,” “intend,” “estimate,” “may,” “seek,” “potential,” “predict,” “project,” “should,” “would,” “will,” and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business,” and include statements regarding the intent, belief or current expectations of the Company and management that are subject to known and unknown risks, uncertainties and assumptions and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to those discussed in the section titled “Risk Factors” set forth above, as well as:

•	failure to comply with laws and regulations relating to trade restrictions and export controls;

•	laws and regulations regarding direct selling that may prohibit or restrict our ability to sell our products in some markets or require us to make changes to our business model in some markets;

•	current and potential future extensive government regulations to which the Company’s products, business practices and manufacturing activities are subject;

•	registration of products for sale in foreign markets, or difficulty or increased cost of importing products into foreign markets;

•	legal challenges to the Company’s direct selling program or to the classification of its independent consultants;

•	failure of the Company’s independent consultants to comply with advertising laws;

•	product liability claims;

•	impact of anti-bribery laws, including the U.S. Foreign Corrupt Practices Act;

•	the Company’s ability to attract and retain independent consultants;

•	the loss of one or more key independent consultants who have a significant sales network;

•	potential for increased liability and compliance costs relating to the Company’s joint venture for operations in China with Fosun Industrial Co., Ltd.;

•	the effect of fluctuating foreign exchange rates;

•	liabilities and obligations arising from improper activity by the Company’s independent consultants;

•	changes to the Company’s independent consultant compensation plans;

•	geopolitical issues, conflicts or other global events;

•	negative consequences resulting from difficult economic conditions, including the availability of liquidity or the willingness of the Company’s customers to purchase products;

•	risks associated with the manufacturing of the Company’s products;

•	supply chain disruptions, manufacturing interruptions or delays or the failure to accurately forecast customer demand;

•	failure to timely and effectively obtain shipments of products from our suppliers and deliver products to our independent consultants and customers;

•	the impact of shifting tariff regimes and trade policies between U.S. and the other countries where we operate;

•	uncertainties relating to the application of transfer pricing, duties, value-added taxes and other tax regulations, and changes thereto;

•	failure to maintain an effective system of internal controls over financial reporting;

•	cybersecurity threats and exposure to data loss;

•	the storage, processing and use of data, some of which contain personal information, are subject to complex and evolving privacy and data protection laws and regulations;

•	reliance on information technology infrastructure; and

•	the sufficiency of trademarks and other intellectual property rights.

This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement also contain statements that are based on management’s current expectations and beliefs, including estimates and projections about our company, industry, financial condition, results of operations and other matters. These statements are not guarantees of future performance and are subject to numerous risks, uncertainties, and assumptions that are difficult to predict.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

USE OF PROCEEDS

We will not receive any proceeds from the sale of common shares being offered by the Selling Stockholder.

DESCRIPTION OF CAPITAL STOCK

The following description summarizes the most important terms of our capital stock and does not purport to be complete and is qualified in its entirety by the provisions of our Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) and Amended and Restated Bylaws (the “Bylaws”), which documents are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and the applicable provisions of the Utah Revised Business Corporation Act (the “Revised Act”).

Authorized Shares of Capital Stock

Our authorized capital stock consists of 50,000,000 common shares, no par value per share, and 10,000,000 preferred shares, no par value per share. As of June 9, 2025, there were 18,463,179 common shares issued and outstanding and no preferred shares issued and outstanding. The outstanding common shares are duly authorized, validly issued, fully paid, and nonassessable.

Listing

Our common shares are listed and principally traded on the Nasdaq Capital Market under the symbol “NATR”.

Voting Rights

Each holder of common shares is entitled to one (1) vote for each share held of record by such holder on the applicable record date on all matters submitted to a vote of common shareholders. The holders of common shares do not have cumulative voting rights.

Dividend Rights

The holders of common shares are entitled to receive dividends from funds legally available therefor, when and if declared, on such conditions and at such times as the board of directors may designate, provided, however, that no dividends shall be made with respect to the common shares until any preferential dividends required to be paid or set apart for any preferred shares have been paid or set apart.

Rights upon Liquidation

Subject to any prior or superior rights of liquidation as may be conferred upon any preferred shares, and after payment or provision for payment of the debts and other liabilities of the Company, upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of common shares then outstanding shall be entitled to receive all of the assets and funds of the Company remaining and available for distribution. Such assets and funds shall be divided among and paid to the holders of common shares, on a pro-rata basis, according to the number of common shares held by them.

Other Rights and Preferences

Articles of Incorporation

Our Articles of Incorporation provide that no holder of shares of the Company of any class now or hereafter authorized, shall, as a holder of such shares, have any preferential or pre-emptive right to subscribe for, purchase or receive any shares of the Company of any class, now or hereafter authorized, or any options or warrants for such shares, or any rights to subscribe to or purchase such shares or any securities convertible into or exchangeable for such shares, which may at any time be issued, sold or offered for sale by the Company.

Fosun Preemptive Rights

Pursuant to that certain Stockholder Agreement dated June 26, 2014 between the Company and Shanghai Fosun Pharmaceutical (Group) Co., Ltd. (“Fosun Pharma”), Fosun Pharma has the right to purchase its pro rata share of any equity securities offered for sale by the Company, subject to certain limited exceptions. Fosun Pharma’s pro rata share is based on the ratio that the number of common shares held by Fosun Pharma bears to the total number of common shares outstanding immediately prior to such offering. The foregoing description of the Stockholder Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Stockholder Agreement, a copy of which is attached hereto as Exhibit 4.8. Pursuant to that certain Joinder Agreement dated June 9, 2025 executed as between Fosun Pharma and Fosun USA (which Joinder Agreement was perfected in light of the May 10, 2025 Share Purchase Agreement between the same), Fosun USA is the present obligor to the aforementioned Stockholder Agreement.

Preferred Shares

Preferred shares may be issued from time to time, in one or more series, as authorized by our board of directors. Prior to the issuance of shares of each series, the board of directors is required by the Revised Act and our Articles of Incorporation to fix, for each series, the designations, powers and preferences and the relative, participating, optional or other special rights of the shares of each series and any qualifications, limitations and restrictions thereof, as are permitted by Utah law. Our board of directors could authorize the issuance of preferred shares with terms and conditions that could have the effect of discouraging a takeover or other transactions that holders of common shares might believe to be in their best interests or in which holders of some, or a majority, of the common shares might receive a premium for their shares over the then market price of such common shares. When issued, the preferred shares will be fully paid and nonassessable and will have no preemptive rights.

If we decide to issue any preferred shares pursuant to this prospectus, we will describe in a prospectus supplement the terms of the preferred shares, including, if applicable, the following:

•	the title of the series and stated value;

•	the number of shares of the series of preferred shares offered, the liquidation preference per share, if applicable, and the offering price;

•	the applicable dividend rate(s) or amount(s), period(s) and payment date(s) or method(s) of calculation thereof;

•	the date from which dividends on the preferred shares will accumulate, if applicable;

•	any procedures for auction and remarketing;

•	any provisions for a sinking fund;

•	any applicable provision for redemption and the price or prices, terms and conditions on which preferred shares may be redeemed;

•	any securities exchange listing;

•	any voting rights and powers;

•	whether interests in the preferred shares will be represented by depositary shares;

•	the terms and conditions, if applicable, of conversion into common shares, including the conversion price or rate or manner of calculation thereof;

•	a discussion of any material U.S. federal income tax considerations;

•	the relative ranking and preference as to dividend rights and rights upon our liquidation, dissolution or the winding up of our affairs;

•

any limitations on issuance of any series of preferred shares ranking senior to or on a parity with such series of preferred shares as to dividend rights and rights upon our liquidation, dissolution or the winding up of our affairs; and

•	any other material terms, preferences, rights, limitations or restrictions of such series of preferred shares.

Transfer Agent and Registrar

American Stock Transfer is the transfer agent and registrar for our common shares.

Certain Anti-Takeover Effects

Certain provisions of our Articles of Incorporation and Bylaws may be deemed to have an anti-takeover effect.

Advance Notice Requirements for Shareholder Proposals and Director Nominations. Our Bylaws provide advance notice procedures for shareholders seeking to bring business before our annual meeting of shareholders or to nominate candidates for election as directors at our annual meeting of shareholders and specify certain requirements regarding the form and content of a shareholder’s notice. These provisions might preclude our shareholders from bringing matters before our annual meeting of shareholders or from making nominations for directors at our annual meeting of shareholders if the proper procedures are not followed.

Additional Authorized Shares of Capital Stock. The additional shares of authorized common shares and preferred shares available for issuance under our Articles of Incorporation, could be issued at such times, under such circumstances and with such terms and conditions as to impede a change in control.

Issuance of Undesignated Preferred Shares. Our board of directors has the authority, without further action by the shareholders, to issue shares of undesignated preferred shares with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued preferred shares would enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or other means.

Limitations on Stockholder Ability to Act by Written Consent or Call Special Meetings. The Articles of Incorporation eliminate the right of shareholders to act by written consent without a meeting. Further, the Bylaws provide that special meetings of shareholders may be called only by the board of directors acting pursuant to a resolution adopted by a majority of the board of directors or by the Secretary, following his or her receipt of one or more written demands to call a special meeting from shareholders of record who hold, in the aggregate, at least ten percent (10%) of the voting power of the outstanding shares of the corporation.

SELLING STOCKHOLDER

This prospectus relates to the possible resale by certain of our stockholders, who we refer to in this prospectus as the “Selling Stockholder,” of up to 2,854,607 common shares that were issued and outstanding prior to the original date of filing of the registration statement of which this prospectus forms a part. The Selling Stockholder is the current beneficial transferee of common shares which were originally acquired by its affiliate, and which common shares are included in this prospectus (i) in a private placement of our common shares, or (ii) upon the exercise or vesting of previously issued awards granted under a compensatory plan or arrangement with us.

The table below lists the Selling Stockholder and other information regarding the beneficial ownership of the common shares by the Selling Stockholder. The second column lists, as of June 9, 2025, the number of common shares beneficially owned by the Selling Stockholder based on its ownership of common shares and other securities exercisable for common shares. The third column lists the common shares being offered by the Selling Stockholder under this prospectus. The fourth column assumes the sale of all of the shares offered by the Selling Stockholder pursuant to this prospectus.

Name of Selling Stockholder	Number of shares of Common Stock Owned Prior to Offering	Maximum Number of shares of Common Stock to be Sold Pursuant to this Prospectus	Number of shares of Common Stock Owned After Offering	Percentage of Shares of Common Stock Beneficially Owned After Offering
Fosun Pharma USA, Inc.	2,854,607	2,854,607	—	—

Other Transactions with the Selling Stockholder

The following is a description of other transactions with the Selling Stockholder during the past three years.

On August 25, 2014, we completed a transaction with Fosun Pharma, which created a joint venture owned 80 percent by us and 20 percent by a wholly owned subsidiary of Fosun Pharma. The joint venture, known as Nature’s Sunshine Hong Kong Limited, markets and distributes Nature’s Sunshine products in China. As part of this transaction, the Company issued to Fosun Pharma 2,854,607 common shares. In connection with this transaction, the Company entered into a Stockholder Agreement with Fosun Pharma (the “Stockholder Agreement”), which, among other things, provides that the Company will register the common shares issued to Fosun Pharma, at the request of Fosun Pharma. The Company is filing this Registration Statement at the request of Fosun Pharma pursuant to its registration rights under the Stockholder Agreement. The Stockholder Agreement also provides that if Fosun Pharma, together with its affiliates, ceases to own at least 5% of the outstanding shares of the Company’s common shares, Fosun Pharma will sell to the Company, and the Company will purchase, Fosun Pharma’s interests in Nature’s Sunshine Hong Kong Limited. The Stockholder Agreement will terminate upon the earlier of (i) all of the Selling Stockholder’s shares are no longer “Registrable Securities” (as defined in the Stockholder Agreement) or the selling stockholder is no longer an “Affiliated Entity” (as defined in the Stockholder Agreement), (ii) the Company is no longer reporting, or subject to reporting requirements, under the Exchange Act, or (iii) less than 500,000 of the shares initially issued to Fosun Pharma are held by the Selling Stockholder and any Affiliated Entity (as defined in the Stockholder Agreement).

On June 9, 2025, pursuant to a Share Purchase Agreement executed as between the parties, Fosun Pharma agreed to the sale of the aforementioned 2,854,607 common shares to Fosun Pharma USA Inc. (“Fosun USA”), with all right and title in and to those shares, as well as succession to all of the rights and obligations otherwise falling to a shareholder of the same pursuant to the aforementioned Stockholder Agreement, being transferred to Fosun USA pursuant thereto.

Rong Yang, who has served on our board of directors since June 2022, served as CEO of Fosun USA from December 2021 through May 2025.

PLAN OF DISTRIBUTION

The Selling Stockholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of its securities covered hereby on the Nasdaq Capital Market or any other stock exchange, market, or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling securities:

•	one or more underwritten offerings on a firm commitment or best-efforts basis;

•	ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker-dealers that agree with the Selling Stockholder to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

If underwriters are used in a sale, they will acquire the offered common shares for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. The Selling Stockholder may offer the common shares to the public either through an underwriting syndicate represented by one or more managing underwriters or through one or more underwriter(s). The underwriters in any particular offering will be identified in the applicable prospectus supplement or pricing supplement, as the case may be.

Unless otherwise specified in connection with any particular offering of common shares, the obligations of the underwriters to purchase the offered common shares will be subject to certain conditions contained in an underwriting agreement that we and the Selling Stockholder will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all common shares offered if any of the common shares are purchased, unless otherwise specified in connection with any particular offering. Any initial offering price and any discounts or concessions allowed, reallowed or paid to underwriters may be changed from time to time.

Broker-dealers engaged by the Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholder may also sell securities short and deliver these securities to close out its short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities that require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We will bear all fees and expenses incident to our obligation to register the common shares.

The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common shares by the Selling Stockholder or any other person. We will make copies of this prospectus available to the Selling Stockholder and have informed it of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

Certain legal matters, including the legality of the securities offered, will be passed upon for us by our counsel, Dorsey & Whitney LLP, Salt Lake City, Utah. If the securities are distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of Nature’s Sunshine Products, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. The SEC’s website contains reports, proxy and information statements and other information regarding issuers, such as us, that file electronically with the SEC. The reports and other information filed by us with the SEC are also available at our website, https://ir.naturessunshine.com. Information contained on our website or that can be accessed through our website is not incorporated by reference into this prospectus or any prospectus supplement and should not be considered to be part of this prospectus or any prospectus supplement.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our common shares, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC’s Internet site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate” into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. Any information that we incorporate by reference is considered part of this prospectus. The documents and reports that we list below are incorporated by reference into this prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information.

We have filed the following documents with the SEC. These documents are incorporated herein by reference as of their respective dates of filing:

(1)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024;

(2)	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025;

(3)	Our Current Reports on Form 8-K filed with the SEC on February 5, 2025, March 11, 2025, May 6, 2025 and June 2, 2025; and

(4)

the description of our common shares contained in our Registration Statement on Form 8-A as filed with the SEC on October 6, 2009 pursuant to Section  12(b) of the Exchange Act, as updated by the description of our common shares contained in Exhibit 4.1 to our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2020, filed with the SEC on July 9, 2021.

All reports and other documents we subsequently file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request, orally or upon written request, a copy of these documents, which will be provided to you at no cost, by contacting:

Nature’s Sunshine Products, Inc.

2901 West Bluegrass Blvd., Suite 100

Lehi, UT 84043

Attn: Corporate Secretary

(801) 341-7900

You should rely only on the information contained in this prospectus, including information incorporated by reference as described above, or any prospectus supplement that we have specifically referred you to. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

2,854,607 Shares

Nature’s Sunshine Products, Inc.

Common Stock

PRELIMINARY PROSPECTUS SUPPLEMENT

D.A. Davidson & Co.

June 25, 2025